Exhibit 1(A)(3)(b)


        Amendment to Master Service and Distribution Compliance Agreement



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                  AMENDMENT TO MASTER SERVICE AND DISTRIBUTION

                              COMPLIANCE AGREEMENT

THIS AMENDMENT TO MASTER SERVICE AND DISTRIBUTION COMPLIANCE AGREEMENT made and effective as of the 1st day of May, 1999, by and among InterSecurities, Inc. ("ISI") and Western Reserve Life Assurance Co. of Ohio ("WRL"), on its own behalf and on behalf of WRL Series Life Account, WRL Series Annuity Account and WRL Series Annuity Account B (the "Series Accounts"), separate accounts of WRL.

      WHEREAS, WRL offers for sale certain variable life insurance policies and variable annuity contracts ("Policies") funded by the Series Accounts;

      WHEREAS, ISI is registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc.;

      WHEREAS, pursuant to that certain Master Service and Distribution Compliance Agreement dated as of April 22, 1992, as amended (the "Agreement"), WRL engaged ISI in connection with the distribution of the Policies to maintain certain books and records, perform certain administrative and marketing services, and to fulfill certain regulatory requirements as set forth therein;

      WHEREAS, effective May 1, 1999, AFSG Securities Corporation ("AFSG") will assume such obligations for all states and territories excluding Puerto Rico and Guam;

NOW, THEREFORE, the parties agree that effective May 1, 1999, ISI's obligations under the Agreement shall be limited to Puerto Rico and Guam until such time as AFSG becomes properly registered and licensed in those countries. At that time, the Agreement, as amended hereby, shall terminate.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized officials as of the day and year first above written.

WESTERN RESERVE LIFE                           INTERSECURITIES, INC.
ASSURANCE CO. OF OHIO,
on its own behalf and on behalf                By: /s/ G. JOHN HURLEY
of WRL Series Life Account,                        ------------------
WRL Series Annuity Account                         Title:  President
and WRL Series Annuity Account B

By: /s/ JOHN R. KENNEY
    ------------------
Title: President